Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. No. 33-29585, No. 33-22550, No. 33-35128, No. 33-38702, No. 33-46824, No. 33-57235, No. 33-54081, No. 33-54085, No. 33-54087, No. 333-18267, No. 333-22977, No. 333-36635, No. 333-89853, No. 333-66777, No. 333-45624 and No. 333-108687 of Quanex Corporation on Form S-3 of our report dated December 21, 2004, appearing in this Annual Report on Form 10-K/A of Quanex Corporation for the year ended October 31, 2004.

Houston, TX

June 8, 2005